Exhibit 5.5

[Letterhead of Miller Nash LLP]

April 12, 2006

Kimball Hill Homes Oregon, Inc.
c/o Kimball Hill, Inc.

5999 New Wilke Road, Suite 504

Rolling Meadows, Illinois  60008

Kimball Hill Homes Washington, Inc.
c/o Kimball Hill, Inc.

5999 New Wilke Road, Suite 504

Rolling Meadows, Illinois  60008

Gables at Hiddenbrook Limited Partnership
c/o Kimball Hill, Inc.

5999 New Wilke Road, Suite 504

Rolling Meadows, Illinois  60008

Re:          Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special local counsel to Kimball Hill Homes Oregon, Inc., an Oregon corporation (“Kimball Hill Oregon”), Kimball Hill Homes Washington, Inc., a Washington corporation (“Kimball Hill Washington”), and Gables at Hiddenbrook Limited Partnership, a Washington limited partnership (“Hiddenbrook”), each a “Guarantor” and together the “Guarantors,” in connection with the Guarantors’ proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $203,000,000 in aggregate principal amount of 10-1/2% Senior Subordinated Notes due 2012, Series B (the “Exchange Notes”). The Exchange Notes are to be issued by Kimball Hill, Inc., an Illinois corporation (the “Issuer”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about April 10, 2006, under the Securities Act of 1933, as amended (the “Securities Act”). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors under the Indenture (the “Guarantees”), along with other guarantors. The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture, dated as of December 19, 2005 (as may be amended or supplemented from time to time, the “Indenture”), among the Issuer, the guarantors set forth therein and U.S. Bank National Association, as Trustee (“Trustee”).

DOCUMENTS REVIEWED

In rendering our opinion, we have examined copies of the following documents:

1.             The Registration Statement; and

2.             The Indenture.

In addition to the Registration Statement and Indenture, we have also been furnished and have examined:  (i) certificates of officers and representatives of each Guarantor, (ii) certificates of public officials relating to each Guarantor, and (iii) other documents and instruments described in these certificates.

Certificates of the Guarantors and public officials upon which we have relied are described as follows (the “Certificates”):

a.             An Officer Certificate of Kimball Hill Oregon dated April 12, 2006, certifying, among other things, the Articles of Incorporation and bylaws of the company;

b.             An Officer Certificate of Kimball Hill Washington dated April 12, 2006, certifying, among other things, the Articles of Incorporation and bylaws of the company;

c.             A General Partner Certificate of Hiddenbrook dated April 12, 2006, certifying, among other things, the Limited Partnership Agreement of Hiddenbrook;

d.             Certificates issued by the State of Oregon, Office of the Secretary of State, Corporation Division, with respect to Kimball Hill Oregon dated March 21, 2006;

e.             Certificates issued by the State of Washington, Office of the Secretary of State (the “Washington Secretary”), with respect to Kimball Hill Washington dated March 21, 2006; and

f.              Certificates issued by the Washington Secretary with respect to Hiddenbrook, dated March 21, 2006.

We disclaim any responsibility for any changes that may have occurred with respect to the status of any Guarantor and all matters covered by each officer or general partner certificate from and after the respective dates of the Certificates. We also assume that the Certificates and the public records upon which they are based are accurate and complete.

SCOPE OF INVESTIGATION

As to questions of fact material to this opinion, we have relied upon statements or certificates of the Guarantors and their respective agents and of public officials. Except as specifically identified herein, we have not been retained or engaged to perform, and we have not performed, any independent review or investigation of (1) any agreement or instrument to which either Guarantor may be a party or by which any Guarantor or any property owned by either Guarantor may be bound, or (2) any order of any governmental or public body or authority to which either Guarantor may be subject.

Whenever the phrase “knowledge” is used in this opinion, the subject modified by such phrase is limited to matters within the present actual knowledge of the lawyers in this firm actively engaged in the representation of the Guarantors, shall mean only the conscious awareness of facts or other information by such lawyers, and shall not include any knowledge that may be imputed to such individuals by constructive notice or other means or imply that any inquiry has been undertaken by such individuals with respect to any of such matters except to the extent that facts and circumstances presented to such individuals would compel a prudent lawyer exercising customary professional diligence to make inquiry or further inquiry when presented with the same facts and circumstances.

ASSUMPTIONS

This opinion assumes:

(a)           that all parties other than Guarantors have satisfied all necessary legal requirements applicable to them and that such parties have all necessary corporate authority to enter into the Indenture;

(b)           the authenticity and completeness of all documents submitted to us for review, that each such document that is a copy conforms to an authentic original, and that all signatures on each such document are genuine;

(c)           that Trustee has no notice of any defense against the enforcement of the Indenture or the Guarantees;

(d)           that there are no agreements or understandings between the parties, written or oral, and there is no usage of trade or course of prior dealing among such parties that would, in either case, define, supplement, or qualify the terms of the Indenture or the Guarantees;

(e)           that the Registration Statement is in substantially the form provided to us by electronic mail and represented to be the final form of such document; and

(f)            that the Indenture has not been amended and continues in full force and effect.

OPINIONS

Subject to the qualifications stated herein, we are of the opinion that:

(1)           Each Guarantor is validly existing under the laws of the jurisdiction in which it was established.

(2)           The Indenture has been duly authorized, executed and delivered by each Guarantor.

(3)           When (i) the Registration Statement has been declared effective; (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and duly delivered to the holders thereof in exchange for the existing 10-1/2% Senior Subordinated Notes due 2012, the Guarantees will be a valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with their terms, except that the foregoing may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, civil forfeiture, moratorium or similar laws relating to or limiting the rights of creditors generally, by equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and public policy considerations. The use of the term “enforceable” does not imply any opinion on the availability of equitable remedies.

(4)           The execution and delivery of the Indenture by each Guarantor and the performance by each Guarantor of its obligations thereunder (including with respect to the Guarantee) do not and will not (i) conflict with or constitute or result in a breach or default under the articles of incorporation, bylaws or other organizational documents of such Guarantor or (ii) to our knowledge, conflict with any statute or governmental rule or regulation of the state in which such Guarantor was established or any political subdivision thereof.

(5)           To our knowledge, no consent, waiver, approval, authorization or order of any court or governmental authority of the state in which a Guarantor is established or any political subdivision thereof is required for the issuance by the Guarantor of the Guarantee, except such as may be required under the Securities Act or the Securities Exchange Act of 1934, as amended.

LIMITATIONS

The opinions herein expressed are specifically subject to and qualified by the following:

1.             Regardless of the states in which members of this firm are licensed to practice, our opinion is limited to the laws of the States of Oregon and Washington.

2.             This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Our opinion is limited to the matters expressly stated herein, and no other opinions may be implied or inferred.

3.             In giving opinion number (2) above, we advise you that an Oregon or Washington court may not enforce agreement provisions or allow acceleration of the maturity of indebtedness if it concludes that such enforcement or acceleration would be unreasonable under the then existing circumstances; nevertheless, subject to the other qualifications and limitations set forth in this opinion, upon a material breach, there will be available (i) the judicial enforcement of the Guarantees and (ii) acceleration of the obligations of the Guarantors to repay principal, together with interest.

4.             We express no opinion as to any matter whatsoever relating to:

a.             the adequacy of the consideration for the Guarantees;

b.             state or federal securities laws and regulations of any nature, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, and the Investment Company Act of 1940, pension and employee benefit laws and regulations (e.g. ERISA), and zoning, land use, building, health and safety, or environmental rules, regulations, laws, ordinances, or directives;

c.             the accuracy or completeness of any representations made by any Guarantor;

d.             the financial status of any Guarantor;

e.             provisions purporting to establish evidentiary standards;

f.              provisions relating to the waiver of rights, remedies, and defenses;

g.             to the extent such amounts exceed actual damages, provisions that permit late charges, increased interest rates after default or maturity, or a prepayment premium;

h.             any reservation of the right to pursue inconsistent or cumulative remedies;

i.              provisions for payment or reimbursement of costs and expenses or indemnification for claims, losses, or liabilities (including, without limitation, attorney fees) in excess of statutory limits or an amount determined to be reasonable, and any provision for attorney fees other than to the prevailing party;

j.              provisions pertaining to jurisdiction, venue, or choice of law;

k.             provisions purporting to appoint an attorney-in-fact for a Guarantor;

l.              indemnification for negligence or misconduct;

m.            provisions for charging interest on interest; and

n.             any severability clauses of the Indenture.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis LLP may rely upon this opinion to the same extent as if it were an addressee hereof. Nothing contained in this opinion shall be deemed to constitute a waiver of the attorney-client privilege between this firm and any Guarantor except as to the matters specifically set forth herein.

This opinion is rendered as of the date set forth above, and we disclaim any obligation to advise you of any changes in the circumstances, laws, or events that may occur after this date or to otherwise update this opinion.

We hereby consent to the filing of this opinion with the commission as Exhibit 5.5 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Miller Nash LLP